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                                                                 EXHIBIT 10.37

                                 LEASE AGREEMENT

      THIS LEASE is made as of the 27 day of April, 2000, between 18630 LAYTONSVILLE PARTNERSHIP, a Maryland partnership (hereinafter "Landlord"), and ON-SITE SOURCING, INC. (hereinafter "Tenant").

      1. DEMISE OF PREMISES: In consideration of the rent hereinafter described and the covenants hereinafter contained, Landlord does hereby let and demise unto Tenant the premises, together with improvements thereon, the property known as 18630 Woodfield Road, Gaithersburg, Maryland, 20879, and more particularly described as follows: the front portion of that free standing warehouse building consisting of approximately Eighteen Thousand (18,000) square feet (comprised of 13,000 square feet of warehouse space and 5,000 square feet of office space) as outlined on the attached Exhibit "A" (the "Leased Premises") for a term of five
(5) years, commencing April 1, 2000 (the "Commencement Date") and expiring March 31, 2005.

      If this term shall commence on a day other than the first day of a calendar month, rent shall be paid in advance at the rate hereinafter specified for the remaining portion of the month in which the term commenced. The Tenant will also pay, at the expiration or other termination of this Lease, a proportionate part of said rent for the part, if any, of a month then expired. If Landlord shall be unable to give possession of the Leased Premises on the date of the commencement of the term hereof because of repairs or improvements of the Leased Premises, or of the building of which the Leased Premises form a part, are not completed, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, the rent covenanted to be paid therein shall not commence until the possession of Leased Premises is tendered by Landlord with certification to Tenant that same are ready for occupancy. Should tender of possession of the Leased Premises be later or earlier than the beginning date named above, then in that event, the beginning and ending dates of this Lease shall be adjusted, by letter from Landlord to Tenant, to conform to date of such tender of possession just as if the same had been originally named as the beginning date, and this Lease shall run for its full term from the date of such tender of possession, provided that no such failure to give possession on the date of commencement of the term shall in any other respect affect the validity of this Lease [ILLEGIBLE] the obligations of Tenant hereunder.

      2. MINIMUM RENT AND ESCALATIONS: The Tenant hereby covenants and agrees to pay or cause to be paid as Annual Rent to the Landlord during the initial year of the term hereof, the sum of One Hundred Fifty-Three Thousand Dollars ($153,000.00), payable in advance in consecutive monthly installments of Twelve Thousand Seven Hundred Fifty Dollars ($12,750.00) (the "Minimum Rent"). The rent shall be payable to and at the office of [ILLEGIBLE] 630 Laytonsville Partnership, 10901 Outpost Drive, Gaithersburg, Maryland, 20878, or at such other place or to such other person, firm or corporation as the Landlord may from time to time designate in writing. The first month's rent shall be payable in advance. Additional rent equal to five percent (5%) of the then current monthly rental shall be imposed upon all rents not paid by the tenth (10th) of the calendar month in which due. Tenant covenants, without any previous demand therefore and without deduction, set-off, recoupment, or counterclaim, to pay the Minimum Rent to Landlord at the address above at the times and the manner above provided.

      Commencing on each anniversary of the Commencement Date of the Lease Term, the amount of Minimum Rent to be paid by the Tenant shall escalate at the rate of three percent (3%) per year. Accordingly, the amount of Minimum Rent to be paid during each year of the Lease Term shall be as follows:

             Lease Year          Monthly Rent             Annual Minimum Rent
             ----------          ------------             -------------------

               1                 $12,750.00                   $153,000.00
               2                 $13,132.50                   $157,590.00
               3                 $13,526.48                   $162,317.70
               4                 $13,932.27                   $167,187.23
               5                 $14,350.23                   $172,202.84


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      3. INCREASES IN TAXES AND LANDLORD'S INSURANCE COSTS: For purposes of this
Lease, Taxes are defined as (i) all real estate taxes payable (adjusted after protest or litigation, if any) for any part of the term of this Lease, on the Property; (ii) any taxes which shall be levied in lieu of any such taxes or which shall be levied on the gross rentals of the Property; (iii) any special assessments against the Property which shall be required to be paid during the calendar year in respect to which taxes are being determined, and (iv) the expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested.

      For purposes of this Lease, Landlord's Insurance Costs are defined as the annual cost to the Landlord during the term of this Lease of carrying any commercial/general liability insurance, all-risk casualty and hazard insurance with replacement cost endorsements, and any other insurance policies on the Property directly related to the operation of 18630 Woodfield Road. This definition includes the Landlord's cost of carrying any fire and extended coverage policies, rental insurance policies or other policies, which Landlord may reasonably elect to carry.

      In the event that the Landlord's Insurance Costs or Taxes increase over the amounts paid by the Landlord during the initial year of the Lease Term (the "Base Year"), Tenant shall pay to Landlord as Additional Rent on a monthly basis, an amount equal to Tenant's pro-rata share of the increased amount of such costs to the Landlord in the Base Year. The amount of Tenant's pro-rata share of such increases is agreed to be 64.3%, representing the Tenant's pro-rata share of the rentable space within the building in which the Leased Premises are located.

      4. UTILITIES: Tenant shall, at his expense, place all electric, gas and other utility services in his name and maintain all permits necessary for its operation in and occupancy of the Leased Premises. Tenant shall pay directly the companies furnishing utilities consumed throughout the Term. In the event that Tenant fails to pay in a timely manner any sum required under this Paragraph, Landlord shall have the right, but not the obligation, to pay any such sum after ten (10) days written notice to Tenant. Any sum so paid by Landlord shall be deemed to be owing by Tenant to Landlord and due and payable as Additional Rent within five (5) days after demand. Tenant's obligations for the payment of the costs incurred for utilities which serve the Leased Premises prior to the termination of this Lease shall survive such termination. Notwithstanding the foregoing, within thirty (30) day of the execution of this Lease, the Landlord shall install [ILLEGIBLE] at its expense a submeter on the existing electrical meter to monitor the Tenant's pro-rata electrical usage; and for so long as the remainder of the space in the building is used primarily for industrial storage purposes, the Tenant shall pay the entire water and sewer bill for the building as "Additional Rent".

      5. SECURITY DEPOSIT: Tenant has deposited with Landlord a Security Deposit of Twelve Thousand Seven Hundred Fifty Dollars ($12,750.00) as security for the performance by Tenant of its obligations under this Lease. If Tenant shall perform all such obligations, the Security Deposit shall be refunded to Tenant, with no interest, within thirty (30) days after termination of this Lease. If Tenant shall default in any obligation, Landlord shall be entitled to apply any or all of the Security Deposit toward Landlord's costs or damages, and Tenant shall, within ten (10) days' after notice thereof, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount, which amount shall constitute Additional Rent under the Lease.

      6. USE - COMPLIANCE WITH LAWS AND INSURANCE: Tenant agrees to use the Leased Premises in a clean, safe, orderly, and sanitary manner. Tenant shall use the Leased Premises solely for warehouse and office uses and any related ancillary uses. Tenant shall not use the property for any other uses without the written consent of the Landlord, which consent will not be unreasonably withheld.

      7. CONDITION OF PREMISES: The Tenant accepts the Leased Premises, including all structural aspects of the improvements thereon, in "as is, where is" condition. Notwithstanding the foregoing, the Leased Premises shall be delivered to the Tenant upon the Commencement Date of this Lease in broom clean condition with all systems in good working order, and the Landlord shall repair at its expense the hole in the pavement of the parking lot in the area in front of the loading dock on the side of the building within thirty (30) days of the execution of this Lease.


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      8. PARKING: Thirty-five (35) free and unreserved parking spaces shall be available for the use of the Tenant and its invitees in the common areas of the Property, calculated at the ratio of 1.95 spaces per 1,000 square feet of the Leased Premises. Landlord reserves the right to reasonably regulate the parking areas and other common areas of the Property.

      9. MAINTENANCE AND REPAIRS: (a) Leased Premises: Throughout the term and any extensions of this Lease, Tenant shall, at Tenant's sole cost and expense, keep the Leased Premises and improvements in good order and condition, and shall make or cause to be made all ordinary and necessary non-structural repairs, alterations and/or replacements thereto whether to the plumbing, heating, sprinkler and air conditioning systems, or any other element of improvements. All such repairs, alterations and replacements shall be equal or superior in quality to the original work. Tenant shall not overload the electrical wiring servicing the building and will install under Landlord's supervision any additional electrical wiring, which may be required during the term of this Lease. Except as expressly set forth in Paragraph 10 of this Lease, Landlord shall have no responsibility whatsoever in respect of maintenance or repair, it being intended that Tenant shall have full responsibility for the Leased Premises. Tenant will hold Landlord harmless with respect to any liability in respect of such maintenance or repair. In the event the Landlord makes repairs which the Tenant fails to make (and after fifteen (15) days' written notice to Tenant), all funds advanced by the Landlord shall bear interest at fifteen percent (15%) per annum and shall be paid to Landlord by Tenant within ten (10) days after request. Said reimbursement by the Tenant shall be considered as Additional Rent due the Landlord in accordance with this Lease. Tenant shall be charged with the protection of its own property, and in no event shall Landlord be liable for any damage to such property by reason of fire, other casualty, the elements, leakage of water, steam, or the acts or neglect of any other tenant in the building. Tenant shall be responsible for its own waste disposal, janitorial services and the like.

      (b) Common Area Maintenance: Except as otherwise provided for herein, Tenant shall be responsible for all common area maintenance and upkeep of the entire Property. The common area responsibilities of the Tenant shall include landscape maintenance, grass cutting and snow removal. Tenant agrees to maintain the common areas of the Property in good order and in a clean and orderly condition.

      10. REPAIRS BY LANDLORD: Landlord shall make all structural repairs, including but not limited to structural columns and floors (excluding floor coverings such as carpet and floor tile) of the building, the roof of the building, and the exterior walls of the building (excluding glass within the building) provided Tenant gives Landlord written notice specifying the need for and nature of such repairs; provided, however, if Landlord is required to make any repairs to such portions of the Leased Premises by reason, in whole or in part, of the negligent act or failure to act by Tenant or Tenant's contractors or subcontractors or its or their agents or employees or by reason of any unusual use of the Leased Premises by Tenant (whether or not such use is a permitted use hereunder), Landlord may collect the reasonable cost of such repairs, as Additional Rent upon demand.

      Landlord shall use reasonable care not to unduly interfere with Tenant's business during any period of repairs to the premises. Notwithstanding the foregoing, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption, or injury to business arising from the making of any repairs or changes that Landlord is required or permitted by this Lease to make or required by law to make in or to any portion of the Leased Premises.

      11. FORCE MAJEURE: This Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall not be affected, impaired, or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply, or is delayed in supplying, any service to be supplied by it under the terms of this Lease or is unable to make, or is delayed in making, any repairs, additions, alterations, or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures, if Landlord is prevented or delayed or otherwise hindered from doing so by reason of any outside cause whatsoever, including, without limitation, acts of God; fire; earthquake; flood; explosion; action of the elements; declared or undeclared war; riots; civil disturbances; inability to procure or a general shortage of labor, equipment, energy, materials, or supplies in the open market; breakage or accident to machinery; partial or entire failure of utilities; failure of


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transportation; strikes; lockouts; action of labor unions; condemnation;
injunction; court order or decree; governmental preemption; any rule, order, or regulation of any department or subdivision of any government agency; or the conditions of supply and demand that have been or are affected by war or other emergency. Similarly, Landlord shall not be liable for any interference with any services supplied to Tenant by others. Nothing contained in this Paragraph shall be deemed to impose any obligation on Landlord not expressly imposed by other provisions of this Lease.

      12. SURRENDER OF PREMISES: At the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably surrender the Leased Premises in broom clean condition and good order and repair and otherwise in the same condition as the Leased Premises was upon the commencement of this Lease, except for ordinary wear and tear. If during the term of this Lease the Tenant desires to make any improvements or alterations to the Leased Premises (and as a condition precedent to Tenant's right to undertake such construction or alteration) the parties shall execute at that time a written memorandum specifying whether such improvements or alterations are to remain, or whether they are to be removed at Tenant's expense. With regard to any Tenant improvements or alterations for which the Tenant has failed to secure a signed memorandum as set forth above, Landlord shall have the option: to direct that said improvements shall remain as a part of the Leased Premises; or to direct the Tenant remove said improvements at its expense upon the termination of the Lease. Tenant's obligation to observe and perform the covenants set forth in this Paragraph shall survive the expiration or earlier termination of this Lease.

      13. ALTERATIONS: Tenant further covenants that it will not make any alterations, additions, or changes of any kind to the Leased Premises, without first securing the written consent of Landlord, after submission of the plans therefor to Landlord. Landlord's consent to any requested alteration shall not be unreasonably withheld, conditioned or delayed. Any alterations, additions, or changes as Landlord shall permit in writing shall be made at Tenant's expense. Any such alterations, additions, or changes will, at the expiration of the Term, or the sooner termination thereof, become the property of Landlord; or, at Landlord's option, the Leased Premises shall be restored to its former condition at the expense of Tenant, provided, however, that Tenant shall have the right, so long as Tenant is not in default, to remove any trade fixtures or other fixtures installed by Tenant; provided further that Tenant shall be responsible for repair of any damages [ILLEGIBLE] the freehold occasioned by the removal thereof.

      Tenant will, in making any alterations, additions, changes, or repairs, as well as in its use of the Leased Premises, fully comply at its expense with all federal and state laws, including the American with Disabilities Act, city or county ordinances, and regulations of all public authorities, as well as the requirements of the Association of Fire Underwriters, or similar governing insurance body, all at Tenant's expense. As a condition for approval of any alterations to be made by Tenant, Landlord may require Tenant to obtain: (a) policies of workers compensation, liability and property damage insurance naming Landlord as an additional insured; and (b) such assurance of Tenant's ability to complete and pay for such alterations as Landlord may reasonably require. Tenant covenants, at its own expense, promptly to comply with and do all things required by any notice served upon it or upon Landlord in relation to the Leased Premises or any part thereof from any public authority, if the same shall be caused by Tenant's use of the Leased Premises, or any alteration, addition, or change thereof. Tenant will indemnify and hold harmless the Landlord from any cost of compliance with such laws and regulations, including costs and attorney fees in connection with any enforcement or related action brought by any governmental jurisdiction. Tenant covenants that no liens shall attach to the Leased Premises by virtue of any alterations, additions, or changes made by Tenant, and that if any such lien is filed, Tenant will cause the same to be removed within thirty (30) days by either court action or bonding off such claim.

      Landlord may, at its option, discharge any such mechanics' lien not discharged by Tenant within such thirty-day period, and Tenant, upon demand, shall reimburse Landlord for any such expense incurred by Landlord including Landlord's attorneys fees. Any monies expended by Landlord shall be deemed Additional Rent, collectible as such by Landlord. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics' or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Leased Premises or the building.

      14. FIXTURES, ETC.: The Tenant covenants, at the expiration or other termination of this Lease, to remove all goods and effects from the Leased Premises and all keys, locks and other fixtures connected therewith (except trade fixtures and other fixtures belonging to Landlord),


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and to leave the Leased Premises in good repair, order and condition in all respects, reasonable wear and use thereof and damage by fire or other casualty and damage from any risk with respect to which Tenant is not herein expressly made liable excepted.

      15. SIGNS, ETC.: Tenant covenants that it will not place or permit any new signs, lights, awnings, or poles in or about the Leased Premises without the written permission of Landlord, which permission shall not be unreasonably withheld, delayed or denied. Tenant further covenants that it will not paint or make any change in or on the exterior of the Leased Premises without the permission of Landlord in writing. Tenant agrees that it will do nothing on the exterior of the Leased Premises to change the architecture, paint, or appearance of the Leased Premises or the building without the written consent of Landlord. Landlord's consent to the matters referenced in this Paragraph shall not be unreasonably withheld conditioned or delayed.

      16. SUBLETTING OR ASSIGNMENT: Tenant covenants that it will not sublet or assign the Leased Premises, or any part thereof, by operation of law or otherwise, or permit the same to be used by any person or entity other than Tenant or employees of Tenant without the prior written consent of Landlord, which consent will not be unreasonably withheld, delayed or denied. Any lawful levy or sale on execution or other legal process, and also any assignment or sale in bankruptcy, or insolvency, or under any compulsory procedure, or the appointment of a receiver by a state of federal court, shall be deemed an assignment within the meaning of this Lease. In the event that Landlord does consent to any such subletting, assignment, or use, Tenant hereunder shall remain liable for the performance of all the covenants and conditions of this Lease. Consent by Landlord to any subletting, assignment, or use shall apply to only the specific request and shall be required for any further subletting, assignment, or use.

      17. INDEMNITY AND INSURANCE OF TENANT: Tenant shall indemnify and hold harmless Landlord and its contractors and subcontractors and its or their present and future controlling persons, directors, officers, employees, and agents from and against any and all claims for damages whatsoever (except for Landlord's negligence or willful misconduct) including personal injuries and the costs of defending against any claim (including reasonable attorneys' fees) arising in any manner or under any circumstances through the exercise by Tenant of any right granted or conferred hereby, whether such damage be sustained by Tenant or its contractors, agents, employees, invitees, or others.

      Tenant further agrees to maintain: (a) a commercial general liability with an insurance with an insurance company acceptable to Landlord to protect Landlord with combined single limits of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate. Such liability insurance shall list the Landlord as an additional insured and shall so include broad form endorsement coverage, including personal injury coverage, fire damage, liability and contractual liability coverage. Such policy shall: cover the entire Leased Premises and any common area, sidewalk, streets, and parking areas part of or adjoining the property; shall be issued in form satisfactory to Landlord; shall provide for at least thirty (30) days' notice to Landlord before cancellation; and shall be delivered to Landlord upon the commencement of this tenancy.

      (b) Property Insurance on an "All Risk" Replacement Cost basis, covering Tenant's personal property, furniture, equipment, stock, inventory, trade fixtures, signs, and improvements and betterments. Such insurance shall be in an amount equal to the full replacement cost of Tenant's property as may be reasonably approved by Landlord.

      (c) Worker's Compensation Insurance as required by Maryland law with policy limits as may be reasonably required by Landlord or its insurer.

      All insurance to be furnished by Tenant under this Paragraph shall be written by a company or companies reasonably approved by Landlord and in form approved by Landlord by policies which shall name as insured Landlord, Tenant and any fee or leasehold mortgagees, as their interests may appear. The policies shall include a mortgagee clause in standard form if there be mortgage or mortgages secured against the Leased Premises and shall provide that the loss, if any, shall be payable as set forth in this Lease. On or before the commencement date, Tenant will deposit with Landlord copies of policies of insurance required by the provisions of this Paragraph, together with satisfactory evidence of the payment of the required premium or premiums thereof. Failure to deposit such policies shall not relieve Tenant of its obligation to obtain and keep in force insurance coverage required by this Lease. If Tenant shall not comply with its covenants made in

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this Paragraph, Landlord, in addition to Landlord's other remedies hereunder, may (but shall not be obligated to) cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay the premium for such insurance as Additional Rent promptly upon Landlord's demand.

      18. TOTAL OR PARTIAL DESTRUCTION OF BUILDING: If the building is damaged by fire or other casualty but is not thereby rendered untenantable in whole or in part, Landlord, at its own expense, subject to the limitations set forth in this Lease, shall cause such damage to be repaired, and the Annual Rent and Additional Rent shall not be abated. If by reason of any damage or destruction to the building, the building shall be rendered untenantable in whole or in part: (i) Landlord, at its option, at its own expense, subject to the limitations set forth in this Lease, may cause the damage to be repaired, and the Annual Rent and Additional Rent shall be abated to the extent of such untenantability as determined in the reasonable discretion of the Landlord or
(ii) Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within forty-five (45) days from and after the occurrence of such damage or destruction, to terminate this Lease, and the annual Rent and Additional Rent shall be adjusted as of such date of termination. In no event shall Landlord be obligated to expend for any repairs or reconstruction pursuant to this Paragraph an amount in excess of the insurance proceeds, if any, recovered by it and allocable to the damage to the building after deducting therefrom Landlord's reasonable expenses in obtaining such proceeds and any amounts required to be paid to Landlord's mortgagee.

      Notwithstanding anything set forth herein to the contrary, Tenant shall be responsible for all repairs and replacements of damage and/or destruction of the building necessitated by burglary or attempted burglary, or any other illegal or forcible entry into the building.

      Tenant covenants that it will give written notice to Landlord of any accident or damage, whether such accident or damage is caused by insured or uninsured casualty, occurring in, on, or about the building within one (1) business day after Tenant has or should have had knowledge of the occurrence of such accident or damage.

      Notwithstanding anything to the contrary in this Lease, any different procedure for the restoration of the Leased Premises which may be required by any mortgagee shall take precedence over, and be in lieu of, any contrary procedure provided for in this Lease.

      19. QUIET ENJOYMENT: Provided Tenant is not in default hereunder, Landlord agrees to permit Tenant quiet enjoyment of the Leased Premises during the term of this Lease.

      20. ESTOPPEL CERTIFICATE: At any time, and from time to time, upon the written request of Landlord or any mortgagee, Tenant, within ten (10) days of the date of such written request, agrees to execute and deliver to Landlord and/or such Mortgagee, without charge and in a form satisfactory to Landlord and/or such mortgagee, a written statement: (a) ratifying this Lease; (b) confirming the commencement and expiration dates of the term of this Lease; (c) certifying that Tenant is in occupancy of the Leased Premises and that the Lease is in full force and effect and has not been modified, assigned, subleased, supplemented, or amended except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied or performed by Landlord have been satisfied and performed except as shall be stated; (e) certifying that Landlord is not in default under the Lease and there are no defenses, set-offs, recoupments, or counterclaims against the enforcement of this Lease by Landlord, or stating the defaults, defenses, set-offs, recoupments and/or counterclaims claimed by Tenant; (f) reciting the amount of advance Rent, if any, paid by Tenant and the date to which such Rent has been paid; (g) reciting the amount of the Security Deposit held by Landlord, if any; and (h) containing any other information that Landlord or the mortgagee shall require. Time is of the essence.

      The failure of Tenant to execute, acknowledge, and deliver to Landlord and/or any mortgagee a statement in accordance with the provisions of this Paragraph within the period set forth herein shall constitute an acknowledgment by Tenant that may be relied upon by any person holding or intending to acquire any interest whatsoever in the Leased Premises or the building, that this Lease has not been assigned, amended, changed, or modified, is in full force and effect, and that the Annual Rent and Additional Rent have been duly and fully paid not beyond the respective due dates immediately preceding the date of the request for such statement. Such failure shall also constitute as to any persons entitled to rely on such statements a waiver of any defaults by Landlord or defenses, set-offs, recoupments, or counterclaims against the enforcement of this Lease by Landlord which may exist prior to the date of the written request.

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      21. SUBORDINATION AND ATTORNMENT: (a) Tenant agrees, at Landlord's discretion: (i) that, except as hereinafter provided, this Lease is, and all of Tenant's rights hereunder are and shall always be, subject and subordinate to any mortgage now existing or hereafter given by Landlord and to all advances made or to be made thereunder and to the interest thereon, and all renewals, replacements, modifications, consolidations, or extensions thereof, and (ii) that if any Landlord's mortgagee or if the purchaser at any foreclosure sale or at any sale under a power of sale or assent to decree contained in any such mortgage shall at its sole option so request, Tenant will attorn to, and recognize such mortgagee or purchaser, as the case may be, as landlord under this Lease for the balance then remaining of the Term of this Lease, subject to all terms of this Lease; and (iii) that the aforesaid provisions shall be self-operative, and no further instrument or document shall be necessary unless required by any such mortgagee or purchaser.

      (b) Notwithstanding anything to the contrary set forth above, any Landlord's mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by execution of a written document subordinating such mortgage to this Lease to the extent set forth therein, and thereupon this Lease shall be deemed prior to such mortgage to the extent set forth in such written document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such written document, such mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed and this Lease or memorandum thereof recorded prior to the execution, delivery, and recording of the mortgage. Should Landlord or any mortgagee or purchaser desire confirmation of either such subordination or such attornment, as the case may be, Tenant, upon written request, and from time to time, will execute and deliver without charge and in form satisfactory to Landlord, the mortgagee, or the purchaser all instruments and/or documents that may be requested to acknowledge such subordination and/or agreement to attorn, in recordable form, within ten (10) days of such request.

      (c) Tenant agrees that no Landlord's mortgagee, Landlord's mortgagee-in-possession, or purchaser shall be bound by any payment of Rent made more than thirty (30) days prior to its due date, and any such sum shall be due and payable on the due date. Tenant further agrees that no Landlord's mortgagee, Landlord's mortgagee-in-possession, or purchaser shall be responsible for the Security Deposit or other similar funds in respect of this Lease not actually paid to it.

      (d) In the event Tenant fails to execute and deliver the instruments and documents as provided for in this Paragraph within the time period set forth herein, Tenant does hereby [ILLEGIBLE]ake, constitute, and appoint Landlord or such mortgagee or purchaser, as the case may be, as Tenant's attorney-in-fact and in its name, place, and stead to do so. The aforesaid power of attorney is given as security coupled with an interest and is irrevocable.

      22. INSPECTION OF PREMISES: Tenant agrees that Landlord shall have the right to inspect the Leased Premises at all reasonable times during business hours, and to place upon the Leased Premises or building, where Landlord shall choose, for and during the period of six (6) months prior to the termination of this Lease, "for sale" or "for rent" notices or signs. Except in cases of emergency, the Landlord shall give the Tenant reasonable advance notice of any inspection of the Leased Premises.

      23. PERSONAL PROPERTY: Landlord shall not be liable for any damage to any property or person, at any time in the Leased Premises, from steam, gases, or electricity, or from water, rain, or snow, whether they may leak into, issue or flow from, any part of said building, or from the pipes, or heating or air conditioning apparatus of the same, or from any other place. Tenant shall give Landlord prompt notice of any accident to, or defect in, the pipes, heating or air conditioning apparatus, or electric wires or system.

      24. LIABILITY: Landlord assumes no liability or responsibility whatever with respect to the conduct and operation of the business to be conducted in or on the Leased Premises, nor for any loss or damage of whatsoever kind or by whomsoever caused, to personal property, documents, records, monies, or goods of Tenant or to anyone in or about the Leased Premises, unless caused exclusively by acts of negligence on the part of Landlord, its agents or servants. Tenant agrees to hold Landlord harmless against all such claims.

      25. BANKRUPTCY: If at any time during the term hereby demised, a petition shall be filed, either by or against Tenant, in any court or pursuant to any federal, state or municipal statute whether in bankruptcy, insolvency, for the appointment of a receiver of Tenant's property or because of any general assignment made by Tenant of Tenant's property for the benefit of Tenant's creditors, then immediately upon such occurrence, and without any entry or other act by Landlord, this Lease, at Landlord's option, shall cease and come to an end with the same force and effect as if the date of said occurrence were the date herein fixed for the expiration of the term of this Lease. It is further stipulated and agreed that, in the event of termination of the term of this Lease by said occurrence, Landlord shall forthwith, upon such termination, and any other provisions of this Lease to the contrary notwithstanding, become entitled to recover as and for liquidated damages caused by such breach of the provisions of this Lease an amount equal to the difference between the then cash value of the rent reserved hereunder for the unexpired portion of the term and the then cash rental value of Leased Premises for such unexpired portion of term hereby demised, unless the statute which governs or shall govern the proceeding in which such damages are to be proved limits or shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled or prove as and for liquidated damages an amount equal to that allowed by or under any such statute. The provisions of this Paragraph shall be without prejudice to Landlord's right to prove in full damage for rent accrued prior to termination of this lease, but not paid. This provision of this Lease shall be without prejudice to any rights given Landlord by any pertinent statute to prove further, any amounts allowed thereby.

      In making any such computation, the then cash rental value of the Leased Premises shall be deemed prima facie to be the rent realized upon any reletting, if such reletting can be accomplished by Landlord within a reasonable time after such termination of this Lease, and then present cash value of the future rents hereunder reserved to Landlord for the unexpired portion of the term hereby demised shall be deemed to be such sum, if invested at twelve percent (12%) simple interest, as will produce the future rent over the period of time in question.

      26. CONDEMNATION: If the whole or any part of the Leased Premises shall be taken under the power of eminent domain, or shall be sold by Landlord under threat of condemnation proceedings, then this Lease shall terminate as to the part so taken or sold on the day when Tenant is required to yield possession thereof, and Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken or sold to useful condition, and the Annual Rent hereinbefore specified shall be reduced proportionately as to the portion of the Leased Premises so taken or sold. If the amount of the Leased Premises so taken or sold is such as to impair substantially the usefulness of the Leased Premises for the purposes for which the time is hereby leased, as determined by Landlord, then Tenant shall have the option to terminate this Lease as of the date when Tenant is required to yield possession. In any and all events, Tenant shall have no claim against Landlord for the value of any unexpired term of the Lease and all compensation awarded or paid for any such taking or sale of the fee and the leasehold, or any part thereof shall belong to and be the property of Landlord.

      27. DEFAULT OF TENANT - REMEDIES OF LANDLORD: If Tenant shall fail to pay the Rent or any Additional Rent at the time the same shall become due, or if Tenant shall violate or fail or neglect to keep and perform any of the covenants, conditions and agreements herein contained on the part of Tenant to be kept and performed; or if the Leased Premises shall become vacant or deserted, then, and on each and every such event from thenceforth, and at all times thereafter, at the option of Landlord, Tenant's right of possession shall thereupon cease and Landlord shall be entitled to possession of Leased Premises and to reenter the same without demand of rent or demand of possession of said premises and may forthwith proceed to recover possession of the Leased Premises by process of law, any notice to quit, or of intention to reenter, the same being hereby expressly waived by Tenant. In the event of such reentry by process of law or otherwise, Landlord shall be entitled to recover damages from Tenant in an amount equal to the amount herein covenanted to be paid as Minimum Rent during the remainder of the term, said Minimum Rent for the full term then remaining having been fully accelerated at the option of Landlord, together with
(i) all expenses of any proceedings (including, but not limited to, reasonable legal expenses and attorney's fees) which may be necessary in order for Landlord to recover possession of the Leased Premises, and (ii) the expenses of the re-renting of the Leased Premises (including, but not limited to, any commissions paid to any real estate agent, and such advertising and decoration costs as Landlord, in its sole judgment, considers advisable and necessary for the purpose of re-renting the Leased Premises); provided, however, that there shall be credited against the amount of such damages all amounts received by Landlord from such re-renting of the Leased Premises and such amounts shall be refunded to Tenant. Landlord shall use commercially reasonable efforts to mitigate its damages in the event of a default by Tenant.

Notwithstanding the foregoing (except as to Landlord's duty to mitigate), Landlord shall in no event be liable in any way whatsoever for failure to re-rent the Leased Premises or, in the event that the Leased Premises are re-rented, for failure to collect the rent thereof under such re-renting. No act of Landlord shall be deemed to be an acceptance of a surrender of the Leased Premises, unless Landlord shall execute a written agreement of surrender with Tenant. Tenant's liability hereunder shall not be terminated by the execution of a new lease of the Leased Premises by Landlord. In the event Landlord does not exercise its option to accelerate the payment of Minimum Rent as provided hereinabove, then Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the term of this Lease to determine the aggregate amount of such damages.

      No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement of any check of any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or it rights to pursue any other remedy.

      Notwithstanding the foregoing, the Tenant shall be entitled to a period of five (5) days after written notice in which to cure any matters of monetary default. For matters of non-monetary default, the Tenant shall have fifteen (15) days after written notice in which to cure any default, provided Tenant employs diligent and good faith efforts to cure such default. Time is of the essence.

      28. TENANT HOLDING OVER: In the event Tenant shall not immediately surrender the Leased Premises on the day after the end of the term hereby created, the Tenant shall, by virtue of this agreement, become a tenant by the month at one hundred fifty percent (150%) the rent per month of the monthly installment of rent agreed by the Tenant to be paid as aforesaid, with said monthly tenancy commencing with the first day of the month after the end of the term above demised; and said Tenant as a monthly tenant shall be subject to all conditions and covenants of this Lease as though the same had originally been a monthly tenancy; and Tenant shall give to Landlord at least thirty (30) days' written notice to quit said premises, except in the event of nonpayment of rent in advance or of breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived; provided, however, that in the event Tenant shall hold over after the expiration of the term hereby created, and if Landlord shall desire to regain possession of the Leased Premises promptly at expiration of the term aforesaid, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith reenter and take possession of the Leased Premises without process, or by any legal process in force in the state, city or county in which the Leased Premises is located.

      29. ENVIRONMENTAL PROVISIONS: Tenant and Tenant's employees and agents shall not dispose of any oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance including, without limitation, asbestos (hereinafter collectively referred to as "hazardous waste") as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or in any other federal, state or local law governing hazardous substances, as such laws may be amended from time to time (hereinafter collectively referred to as the "Act") at, upon, under or within the Leased Premises or into the plumbing or sewer or water system serving the Premises. Tenant shall comply in all respects with the requirements of the Act and related regulations, and shall notify Landlord immediately in the event of its discovery of any hazardous waste at, upon, under or within the Leased Premises. Tenant shall indemnify Landlord against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including reasonable attorneys' fees, arising out of any violation of or default in the covenants of this Paragraph. The provisions of this Paragraph shall survive the expiration of the Lease term.

      Tenant covenants that it will not do, nor permit to be done, nor keep nor permit to be kept upon the Leased Premises, anything which will (i) contravene the policy or policies of insurance against loss by fire or other causes, or
(ii) increase the rate of fire or other insurance on the building beyond the current rate. Should any act of Tenant so increase that rate, then, in addition to the rent hereinabove provided for, Tenant shall be liable for such additional premium, which shall be payable when billed, as "Additional Rent," collectible in the same manner as the Annual Rent. Tenant covenants that under no circumstances will it keep or permit to be kept, do or permit to be done, in or about the Leased Premises, anything of character so hazardous as to render it difficult, impracticable, or impossible to secure such insurance in companies acceptable to Landlord. Tenant further covenants, immediately upon notice, to remove from the Leased Premises and/or to desist from any practice deemed by the insurance companies or the Association of Fire Underwriters as so affecting the insurance risk.

      For purposes of the disposal of any expressly permitted hazardous materials, Tenant shall only use those appropriately licensed and bonded disposal contractors reasonably approved by the Landlord. No less than annually, Tenant shall provide the Landlord with a list of such contractors for approval, and the Landlord and its agents shall have the right to make periodic inspections of the Leased Premises, upon reasonable advance notice, to ensure Tenant's compliance with the aforementioned provisions.

      30. WAIVER OF JURY: The Tenant and Landlord waive any and all right to a trial by jury of any issues, rights, obligations or other matters arising under this Lease or their landlord/tenant relationship.

      31. Any waiver of any covenant or condition of this Lease by either the Landlord or Tenant shall extend to the particular case only, and only in the manner specified, and shall not be construed as applying to or in any way waiving any further or other rights hereunder. The exercise of any of the options aforesaid shall not be construed as a waiver of Landlord's right to recover actual damages for any beach in an action at law, or to restrain any beach or threatened breach in equity or otherwise. Acceptance of rent with knowledge of default shall not be a waiver of that default, and acceptance of partial payment shall not be deemed acceptance of the full amount owed nor prejudice Landlord's right to recover the balance owed or to pursue any remedy [ILLEGIBLE]lable to it.

      32. NOTICES: Any notice required or permitted by this Lease to be given [ILLEGIBLE] either party to the other may be either personally delivered, or delivered by national overnight courier, or sent by telecopier or certified mail, properly addressed and prepaid, to the addresses of the parties herein given, unless another address shall have been substituted for such address by notice in writing. Notices shall be deemed given the first business day following the date of so depositing or the date of personal delivery or the date of telecopying, provided that any notice sent by telecopier shall be promptly sent by first class mail as well.

      33. AGENCY: Tenant represents and warrants to Landlord that Tenant has not dealt with any realtor, broker, agent or finder in connection with this Lease other than McShea & Company, Inc. ("Landlord's Agent"). Tenant shall indemnify and hold Landlord harmless from and against any loss, claim, damage, expense or liability for any compensation, commission or charges claimed by any other realtor, broker agent or finder claiming to have dealt with Tenant in connection with this Lease. McShea & Company shall be compensated by Landlord under the terms of a separate agreement.

      34. OCCUPANCY PERMIT: Tenant shall, at its expense, secure and maintain all permits necessary for its operation in and occupancy of the Leased Premises. Landlord will join in the execution of any appropriate documents for the issuance of such permits if required by applicable law, and will cooperate and reasonably assist the Tenant with its remodeling permits. Landlord warrants that it has not received, nor is it aware of, any pending or outstanding notices of violations issued by any other governmental entity.

      35. TRANSFER OF LANDLORD'S INTEREST: In the event of the sale or other transfer of Landlord's interest in the Leased Premises, (i) Landlord shall thereupon and without further act by either party hereto be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing, and (ii) not shall be deemed and construed conclusively, without further agreement between the parties that the purchaser or other transferee or assignee has assumed and agreed to perform the obligations of Landlord thereafter accruing.

      36. LANDLORD'S PERFORMANCE: The Landlord and Tenant agree that there may be circumstances where the Landlord would desire to perform an obligation under this Lease which the Tenant has failed to perform. Therefore, in the event that the Tenant fails, after five (5) days' written notice from Landlord, the Landlord may (at its option, but without being required to do so) immediately, or at anytime thereafter and without further notice, perform for and on the account of the Tenant. The Landlord's right to perform includes entering the Leased Premises at all reasonable hours to make repairs and to do any act or make any payment which Tenant has failed to do or make. If the Landlord makes any expenditures, or incurs any obligations for the payment of money in the performance of the Tenant's obligations, said expenditures shall be deemed Additional Rent and shall be paid by the Tenant to the Landlord upon rendition of a bill or a statement therefore. The Tenant's obligation to reimburse the Landlord shall include but not be limited to, the Landlord's expenditure of reasonable attorneys fees for instituting, prosecuting or defending any action or proceeding, any sums paid or obligations incurred by the Landlord in the performance of the Tenant's obligations hereunder, with interest at the rate of ten percent (10%) per annum and costs. All sums paid under the provisions of this Paragraph shall be deemed Additional Rent and shall be paid by the Tenant to the Landlord within five (5) days of the Landlord's notice to the Tenant of such expenditure. All rights given to the Landlord in this Paragraph shall be in addition to any other right or remedy herein contained and shall not preclude or limit the Landlord's right to proceed. Nothing herein shall be interpreted so as to require any notice whatsoever prior to proceeding.

      37. SEPARABILITY: If any term or provision of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Lease or the application of such term or provision to any other person or any other circumstance shall not be thereby affected, and each term and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

      38. RULES AND REGULATIONS:

            (a) Tenant agrees to abide by the rules and regulations established by Landlord with respect to the Leased Premises, which rules and regulations are annexed hereto as Exhibit "B". Landlord reserves the right to adopt additional reasonable rules and regulations applicable to the Premises and to amend and supplement such rules and regulations provided said amendments do not unreasonably hinder or interfere with the Tenant's use of the Leased Premises. Notice of such rules and regulations and of any amendments and supplements thereto shall be given to Tenant.

            (b) Tenant hereby agrees to comply with the conditions of all municipal approvals and any recorded covenants and restrictions affecting the Leased Premises.

            (c) In the event Tenant shall fail (after notice and reasonable opportunity to [ILLEGIBLE]) to comply and observe such rules and regulations, municipal approvals, restrictions, including but not limited to deed restrictions and covenants, it shall constitute an event of default under Paragraph 27 hereof.

      39. EXTENSION TERM: Upon the expiration of the Original Term, Tenant shall have the option to extend the term of this Lease for one (and only one) additional period of either one (1), three (3) or five (5) years, provided that Tenant gives the Landlord one hundred fifty (150) days' prior written notice of its unconditional and irrevocable exercise of said option, which notice shall further specify the particular period (of 1, 3 or 5 years) for which the Tenant has elected to extend the term of the Lease. The Tenant's rights hereunder are further conditioned upon the Tenant not then being in default hereunder. In the event Tenant exercises his option to extend the term of this Lease, all provisions of this Lease shall apply during the extended term, and the Minimum Rent as described in Paragraph 2 shall continue to be increased by the annual escalations provided for therein.

      40. OPTION TO LEASE ADDITIONAL SPACE: During the initial term of this Lease, and provided the Tenant is not then in default, Tenant shall have the option to lease any additional space in the building on the same terms and conditions, if ever, as such space becomes available. The rent for said space shall be determined as of the date such space becomes available at the prevailing market rate of comparable industrial space in the area of the Montgomery County Airpark. The Tenant's option period shall commence on that date that the Landlord notifies the Tenant in writing of the availability of such space, and the option shall lapse in the event the Tenant fails to notify the Landlord in writing of its election to exercise said option on the terms set forth herein within thirty (30) days of such notice from the Landlord. In the event the parties cannot informally agree upon the prevailing market rent within said thirty (30) day period, the parties will be bound to abide by that rental value equal to the average of the appraised rental values determined by each party's independent, licensed, commercial realtor who is actively engaged in the marketing of property in the area of the Montgomery County Airpark. In the event the rent determined by the two realtors differs by a magnitude of ten percent (10%), each party's broker will select a mutually agreeable third broker. This third broker will then select which of the two prior appraisals more closely reflects the then prevailing market rent. The determination of this third broker (if required) will be binding on each party, and the cost of this third broker (if required) will be shared equally between the parties.

      41. MISCELLANEOUS: The covenants herein shall be binding upon, and the rights hereunder shall inure to the benefit of the parties hereto, their personal representatives, successors and assigns, except that Tenant's rights hereunder shall inure only to such assigns as are consented to by Landlord pursuant to Paragraph 16 hereof. If Tenant consists of more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant hereunder. This Lease constitutes the entire agreement between the parties in respect of the leasing of the Leased Premises. The terms of this Lease supersede any prior written agreements or memoranda prepared or executed by the parties. There are no oral agreements between the parties in connection herewith. This Lease shall be governed and controlled by the laws of the State of Maryland.

      IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the date first above written.

WITNESS:                                LANDLORD:

                                        18630 LAYTONSVILLE PARTNERSHIP


/s/ [ILLEGIBLE]                         /s/ Behrouz Rahmi
- --------------------------------        ----------------------------------
                                        By: Behrouz Rahmi, General Partner

                                        TENANT:
                                        ON-SITE SOURCING, INC.


/s/ [ILLEGIBLE]                         /s/ [ILLEGIBLE]
- --------------------------------        ----------------------------------
                                        By:
                                                      President, OSS, Inc.